Exhibit 8

                              MIRO WEINER & KRAMER
                           A PROFESSIONAL CORPORATION
                                ATTORNEYS AT LAW
                                    SUITE 100
                            500 NORTH WOODWARD AVENUE
                                  P.O. BOX 908
                      BLOOMFIELD HILLS, MICHIGAN 48303-0908
                            TELEPHONE (810) 646-2400
                            FACSIMILE (810) 646-2681


                                            November 25, 1996



Taubman Centers, Inc.
200 East Long Lake Road
Bloomfield Hills, Michigan 48304

Gentlemen:

Reference is made to that certain Registration Statement on Form S-3 to be filed with the Securities and Exchange Commission on or about November 25, 1996, with respect to the offering by Taubman Centers, Inc., from time to time of up to $250 million of its securities (the "Registration Statement") and to the Prospectus included in the Registration Statement (the "Prospectus"). In our opinion, the discussion in the Prospectus under the caption "Federal Income Tax Considerations," accurately summarizes in all material respects the matters discussed. We consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the reference to us under the caption "Legal Matters" in the Prospectus.

                                            Very truly yours,

                                            /S/MIRO WEINER & KRAMER